UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 26, 2005

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 1.01 Entry into a Material Definitive Agreement

The Annual Meeting of shareholders of LabOne, Inc. was held on May 26, 2005. At the Annual Meeting, the Company's shareholders approved an amendment to the Company's 2001 Long-Term Incentive Plan ("2001 Plan"). The 2001 Plan has three primary components: the Bonus Replacement Stock Option Program; the Stock Incentive Program; and the Stock Program for Outside Directors. The amendment (i) increased the number of shares of Common Stock that may be issued under the 2001 Plan's Stock Incentive Program with respect to restricted stock, restricted stock unit awards, performance share awards and other stock-based awards payable in Common Stock from 150,000 to 500,000, and (ii) transferred 800,000 shares of Common Stock from the 2001 Plan's Bonus Replacement Stock Option Program to the 2001 Plan's Stock Incentive Program.

The foregoing description is qualified in its entirety by reference to the amended 2001 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

PowerPoint slide presentation materials from the May 26, 2005 Annual Meeting of shareholders of LabOne, Inc. are available on LabOne's Investor Relations website (http://www.labone.com) and will be available on the website for the next 30 days.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1 LabOne, Inc. 2001 Long Term Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: May 31, 2005	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer